EXHIBIT 10.1
EXECUTION VERSION
FIRST LIEN PLEDGE AGREEMENT
     THIS FIRST LIEN PLEDGE AGREEMENT, dated as of November 1, 2011 (as restated, amended, modified or supplemented from time to time, the “Agreement”), is given by K. HOVNANIAN JV HOLDINGS, L.L.C. (“JV HOLDINGS”), HERITAGE PINES, LLC, K. HOVNANIAN AT COBBLESTONE SQUARE CONDOMINIUMS, L.L.C., K. HOVNANIAN JV SERVICES COMPANY, L.L.C., K. HOVNANIAN HOVWEST HOLDINGS, L.L.C. AND HOVWEST LAND ACQUISITION, LLC AND EACH OF THE OTHER PERSONS AND ENTITIES THAT BECOME BOUND HEREBY FROM TIME TO TIME BY JOINDER, ASSUMPTION OR OTHERWISE (each a “Pledgor” and collectively the “Pledgors”), as a Pledgor of the equity interests in the Companies (as defined herein), as more fully set forth herein, to WILMINGTON TRUST, NATIONAL ASSOCATION, in its capacity as collateral agent, for the benefit of itself, the Trustee (as defined below) and the Noteholders (as defined below) (the “Collateral Agent”).
     WHEREAS, K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”) and each of the other guarantors party thereto (including the Initial Grantors) have entered into the Indenture dated as of November 1, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”) with Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and as Collateral Agent, pursuant to which the Issuer has issued, and may from time to time issue, its (i) 2.00% Senior Secured Notes due 2021 (the “2.00% Notes”) and (ii) 5.00% Senior Secured Notes due 2021 (the “5.00% Notes”, and, together with the 2.00% Notes, the “Secured Notes”) upon the terms and subject to the conditions set forth therein;
     WHEREAS, in connection with the Indenture, the Pledgors are required to execute and deliver this Agreement to secure their obligations with respect to the Indenture and the Secured Notes;
     WHEREAS, each Pledgor owns the outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of the Companies;
     WHEREAS, the Issuer is a member of an affiliated group of companies that includes Hovnanian, the Issuer’s parent company, and each Pledgor; and
     WHEREAS, the Issuer and the Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the issuance of the Secured Notes.
     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Defined Terms.
     (a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Indenture. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) that are defined in Article 8 or Article 9 of the Uniform Commercial Code as enacted in the State of New York, as amended from time to time (the “Code”), and are not otherwise defined herein or in the Indenture shall have the same meanings herein as set forth therein.

     (b) “Collateral Agency Agreement” shall have the meaning ascribed to such term in the Security Agreement.
     (c) “Company” shall mean individually each Restricted Subsidiary of JV Holdings, including, without limitation, each of the entities listed on Schedule A hereto and “Companies” shall mean collectively, all Restricted Subsidiaries of JV Holdings, including, without limitation, each of the entities listed on Schedule A hereto.
     (d) “Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.
     (e) “Noteholder” shall mean “Holder” or “Holder of Notes” as defined in the Indenture.
     (f) “Noteholder Collateral Document” shall mean any agreement, document or instrument pursuant to which a Lien is granted by any Pledgor to secure any Secured Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, restated or otherwise modified from time to time
     (g) “Noteholder Document” shall mean collectively (a) the Indenture, the Secured Notes and the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Secured Obligations as the same may be amended, restated or otherwise modified from time to time.
     (h) “Official Body” shall mean any national, federal, state, local or other governmental or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
     (i) “Pledged Collateral” shall mean and include the following with respect to each Company: (i) the capital stock, shares, securities, investment property, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests, in any Company owned or held by any Pledgor at any time including those in any Company hereafter formed or acquired, and (ii) all rights and privileges pertaining thereto, including without limitation, all present and future securities, shares, capital stock, investment property, dividends, distributions and other ownership interests receivable in respect of or in exchange for any of the foregoing, all present and future rights to subscribe for securities, shares, capital stock, investment property or other ownership interests incident to or arising from ownership of any of the foregoing, all present and future cash, interest, stock or other dividends or distributions paid or payable on any of the foregoing, and all present and future books and records (whether paper, electronic or any other medium) pertaining to any of the foregoing, including, without limitation, all stock record and transfer books and (iii) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, thereof. Notwithstanding the foregoing, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Pledgor that are not otherwise required to be filed, then the capital stock or other securities of such Pledgor shall automatically be deemed released and not to be and not to have been part of the Pledged Collateral but only to the extent necessary to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Noteholder upon the Collateral Agent’s receipt of a written authorization from the Issuer stating that such amendment is permitted hereunder, which the Agent shall be entitled to conclusively rely upon, to the extent necessary to evidence the release of the lien created hereby on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Pledged Collateral.
     (j) “Secured Obligations” shall mean and include all Indebtedness and other Obligations under the Indenture, the Secured Notes, the Guarantees and the Noteholder Collateral Documents, together with any extensions, renewals, replacements or refundings thereof, and all costs and expenses of enforcement and collection, including reasonable attorney’s fees.
     (k) “Security Agreement” shall mean the first lien security agreement dated as of the date hereof among the Pledgors and the Collateral Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.
     2. Grant of Security Interests.
     (a) To secure on a first priority perfected basis the payment and performance of all Secured Obligations, in full, each Pledgor hereby grants to the Collateral Agent a continuing first priority security interest under the Code in and hereby pledges to Collateral Agent, in each case for its benefit and the benefit of the Trustee and each Noteholder and their respective Affiliates, all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral, whether now or hereafter existing and wherever located.
     (b) Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Collateral Agent (or with a Person designated by Collateral Agent to hold the Pledged Collateral on behalf of Collateral Agent) in pledge, all of such Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers or similar transfer documents signed in blank by such Pledgor. In the event that any Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall deliver to and deposit with the Collateral Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.
     3. Further Assurances.
     Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time, each Pledgor (in its capacity as a Pledgor and in its capacity as a Company) shall execute and deliver to the Collateral Agent all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) as may be required under applicable law to perfect and continue perfected and to create and maintain the first priority status of the Collateral Agent’s security interest in the Pledged Collateral and to fully consummate the transactions contemplated under this Agreement. Each Pledgor authorizes (but does not obligate) the Collateral Agent to record any one or more financing statements under the applicable Uniform Commercial Code with respect to the pledge and security interest herein granted. Each Pledgor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers or employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which, pursuant to applicable law, must be executed, filed, recorded or sent in order to perfect or continue perfected the Collateral Agent’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid, in cash, in full.

     4. Representations and Warranties.
     Each Pledgor hereby, jointly and severally, represents and warrants to the Collateral Agent as follows:
     (a) The Pledged Collateral of such Pledgor does not include Margin Stock. “Margin Stock” as used in this clause (a) shall have the meaning ascribed to such term by Regulation U of the Board of Governors of the Federal Reserve System of the United States;
     (b) Such Pledgor has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens other than Permitted Liens;
     (c) The capital stock, shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral of such Pledgor have been duly authorized and validly issued to such Pledgor, are fully paid and nonassessable and constitute one hundred percent (100%) of the issued and outstanding capital stock, member interests or partnership interests of each Company;
     (d) Upon the completion of the filings and other actions specified on Schedule C attached hereto, the security interests in the Pledged Collateral granted hereunder by such Pledgor shall be valid, perfected and of first priority, subject to the Lien of no other Person (other than a Permitted Liens);
     (e) There are no restrictions upon the transfer of the Pledged Collateral and such Pledgor has the power and authority and unencumbered right to transfer the Pledged Collateral owned by such Pledgor free of any Lien (other than a Permitted Liens) and without obtaining the consent of any other Person;
     (f) Such Pledgor has all necessary power to execute, deliver and perform this Agreement;
     (g) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of each Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance;
     (h) Neither the execution or delivery by each Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any provision of any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which any Pledgor or any of its property is subject or any provision of any material agreement or instrument to which Pledgor is a party or by which such Pledgor or any of its property is bound;
     (i) Each Pledgor’s exact legal name is as set forth on such Pledgor’s signature page hereto;
     (j) The jurisdiction of incorporation, formation or organization, as applicable, of each Pledgor is as set forth in the Perfection Certificate;
     (k) Such Pledgor’s chief executive office is as set forth in the Perfection Certificate; and
     (l) All rights of such Pledgor in connection with its ownership of each of the Companies are evidenced and governed solely by the stock certificates, instruments or other documents (if any) evidencing ownership of each of the

Companies and the organizational documents of each of the Companies, and no shareholder, voting, or other similar agreements are applicable to any of the Pledged Collateral or any of any Pledgor’s rights with respect thereto, and no such certificate, instrument or other document provides that any member interest, partnership interest or other intangible ownership interest in any limited liability company or partnership constituting Pledged Collateral is a “security” within the meaning of and subject to Article 8 of the Code, except pursuant to Section 5(f) hereof; and the organizational documents of each Company contain no restrictions on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies; and none of the limited liability company interests or partnership interest constituting Pledged Collateral is represented by a certificate, except with respect to the Companies as set forth on Schedule B attached hereto.
     5. General Covenants.
     Each Pledgor, jointly and severally, hereby covenants and agrees as follows:
     (a) Each Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; and each Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Collateral Agent;
     (b) Each Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to affect, in any material respect, any Pledgor’s title to, or the Collateral Agent’s interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the prior written consent of the Collateral Agent, such Pledgor may settle such actions or proceedings with respect to the Pledged Collateral;
     (c) The books and records of each of the Pledgors and Companies, as applicable, shall disclose the Collateral Agent’s security interest in the Pledged Collateral;
     (d) To the extent, following the date hereof, any Pledgor acquires capital stock, shares, securities, member interests, partnership interests, investment property and other ownership interests of any of the Companies or any other Restricted Subsidiary or any of the rights, property or securities, shares, capital stock, member interests, partnership interests, investment property or any other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies or any other Restricted Subsidiary, all such ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Collateral Agent; and each Pledgor thereupon, in confirmation thereof, shall promptly deliver all such securities, shares, capital stock, member interests, partnership interests, investment property and other ownership interests (to the extent such items are certificated), to the Collateral Agent, together with undated stock powers or other similar transfer documents, and all such control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement as the Collateral Agent may request related thereto;
     (e) Each Pledgor shall notify the Collateral Agent in writing within thirty (30) calendar days after any change in any Pledgor’s chief executive office address, legal name, or state of incorporation, formation or organization; and
     (f) Subject to Section 4(l) hereof, during the term of this Agreement, no Pledgor shall permit or cause any Company which is a limited liability company or a limited partnership to (and no Pledgor (in its capacity as Company) shall) issue any certificates evidencing the ownership interests of such Company or elect to treat any ownership interests as securities that are subject to Article 8 of the Code unless such securities are immediately delivered to the Collateral Agent upon issuance, together with all evidence of such election and issuance and all Security Documents as set forth in Section 3 hereof, and an updated Schedule Bhereto.
     6. Other Rights With Respect to Pledged Collateral.
     In addition to the other rights with respect to the Pledged Collateral granted to the Collateral Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Collateral Agent, at its option and at the expense of the Pledgors, may, subject to any Collateral Agency Agreement, (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Collateral Agent or any Affiliate of the Collateral Agent, on deposit or otherwise, belonging to any Pledgor, as the Collateral Agent in its sole discretion shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder. The Collateral Agent shall endeavor to provide the Issuer with notice at or about the time of the exercise of its rights pursuant to the preceding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of any rights or remedies hereunder.
     7. Additional Remedies Upon Event of Default.
     Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Collateral Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Noteholder Documents, the following rights and remedies, in each case subject to any Collateral Agency Agreement:
     (a) The Collateral Agent may, after ten (10) days’ advance notice to a Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Collateral Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests, investment property or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.
     (b) The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Collateral Agent has made all deductions of expenses, including but not limited to attorneys’ fees (including the allocated costs of staff counsel) and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Collateral Agent’s rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Secured Obligations, whether or not all the same be then due and payable, as provided in Section 5.05 of the Indenture.

     8. Collateral Agent’s Duties.
     The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of itself, the Trustee and the Noteholders) in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
     9. Additional Pledgors.
     It is anticipated that additional persons may from time to time become Restricted Subsidiaries of JV Holdings, each of whom will be required to join this Agreement as a Pledgor hereunder to the extent that such new Subsidiary owns equity interests in any other Person that is a Restricted Subsidiary. It is acknowledged and agreed that such new Restricted Subsidiaries of JV Holdings may become Pledgors hereunder and will be bound hereby simply by executing and delivering to the Collateral Agent a Supplemental Indenture (in the form of Exhibit B to the Indenture) and a Joinder Agreement in the form of Exhibit B to the Security Agreement. No notice of the addition of any Pledgor shall be required to be given to any pre-existing Pledgor, and each Pledgor hereby consents thereto.
     10. No Waiver; Cumulative Remedies.
     No failure to exercise, and no delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Noteholder Documents or by Law, rule or regulation and the Collateral Agent may enforce any one or more remedies hereunder successively or concurrently at its option. Each Pledgor waives any right to require the Collateral Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Collateral Agent’s power.
     11. Waivers; Consents.
     (a) Each Pledgor hereby waives any and all defenses which any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding Section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:
     (i) All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding Section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Noteholder Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligation; any notice of any default or any failure on the part of such Pledgor or the Issuer or any other Person to comply with any Noteholder Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured

Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Issuer or any other Person;
     (ii) Any right to any marshalling of assets, to the filing of any claim against such Pledgor or the Issuer or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor or the Issuer, or any other Person of any other right or remedy under or in connection with any Noteholder Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Collateral Agent, the Trustee, the Noteholders or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Noteholder Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Noteholder Document, and any requirement that any Pledgor receive notice of any such acceptance; and
     (iii) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Collateral Agent, the Trustee or the Noteholders (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Collateral Agent, the Trustee or the Noteholders to seek a deficiency against the Issuer or any other Person or which otherwise discharges or impairs any of the Secured Obligations.
     (b) Each Pledgor (in its capacity as a Pledgor and, if applicable, in its capacity as a Company) hereby consents to the pledge of the Pledged Collateral to the Collateral Agent as contemplated hereby.
     12. Assignment.
     All rights of the Collateral Agent under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, that no Pledgor may assign or transfer any of its rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.
     13. Severability.
     Any provision (or portion thereof) of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof (or portions thereof).
     14. Governing Law.
     This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the Law of the State of New York, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

     15. Notices.
     All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be given or made as set forth in Section 13.03 of the Indenture, and the Pledgors (in their capacity as Pledgors and in their capacity as Companies) shall simultaneously send to the Collateral Agent any notices such Pledgor or such Company delivers to each other regarding any of the Pledged Collateral.
     16. Specific Performance.
     Each Pledgor acknowledges and agrees that, in addition to the other rights of the Collateral Agent hereunder and under the other Noteholder Documents, because the Collateral Agent’s remedies at law for failure of any Pledgor to comply with the provisions hereof relating to the Collateral Agent’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications any Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which any Pledgor has appointed the Collateral Agent its attorney-in-fact, and (v) to enforce the Collateral Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.
     17. Voting Rights in Respect of the Pledged Collateral.
          So long as no Event of Default shall occur and be continuing under the Indenture, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Noteholder Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would have a material adverse effect on the value of any Pledged Collateral. At any time and from time to time, after and during the continuation of an Event of Default, no Pledgor shall be permitted to exercise any of its respective voting and other consensual rights whatsoever pertaining to the Pledged Collateral or any part thereof; provided, however, in addition to the other rights with respect to the Pledged Collateral granted to the Collateral Agent, the Trustee and the Noteholders for the benefit of itself and the Noteholders, hereunder, at any time and from time to time, after and during the continuation of an Event of Default and subject to the provisions of any Collateral Agency Agreement, the Collateral Agent may exercise any and all voting and other consensual rights of each and every Pledgor pertaining to the Pledged Collateral or any part thereof. The Collateral Agent shall endeavor to provide the Issuer with notice at or about the time of the exercise by Collateral Agent of the voting or other consensual rights of such Pledgor pertaining to the Pledged Collateral, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of Collateral Agent’s rights or remedies hereunder. Without limiting the generality of the foregoing and in addition thereto, Pledgors shall not vote to enable, or take any other action to permit, any Company to: (i) issue any other ownership interests of any nature or to issue any other securities, investment property or other ownership interests convertible into or granting the right to purchase or exchange for any other ownership interests of any nature of any such Company, except as expressly permitted by the Indenture; or (ii) to enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Collateral Agent to sell, assign or transfer any of the Pledged Collateral without the Collateral Agent’s prior written consent.

     18. Consent to Jurisdiction.
     Each Pledgor (as a Pledgor and, if applicable, as a Company) and each of the Companies (i) hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, or any successor to said court (hereinafter referred to as the “New York Courts”) for purposes of any suit, action or other proceeding which relates to this Agreement or any other Noteholder Document, (ii) to the extent permitted by applicable Law, hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the New York Courts, that such suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement or any Noteholder Document may not be enforced in or by the New York Courts, (iii) hereby agrees not to seek, and hereby waives, any collateral review by any other court, which may be called upon to enforce the judgment of any of the New York Courts, of the merits of any such suit, action or proceeding or the jurisdiction of the New York Courts, and (iv) waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail addressed as provided in Section 15 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Nothing herein shall limit the Collateral Agent’s, Trustee’s or any Noteholder ‘s right to bring any suit, action or other proceeding against any Pledgor or any of any Pledgor’s assets or to serve process on any Pledgor by any means authorized by Law.
     19. Waiver of Jury Trial.
     EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR (AS A PLEDGOR AND, IF APPLICABLE, AS A COMPANY), EACH OF THE COMPANIES AND THE COLLATERAL AGENT, ON BEHALF OF ITSELF, THE TRUSTEE AND THE NOTEHOLDERS, HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.
     20. Entire Agreement; Additional Pledgors; Amendments.
     (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor to the Collateral Agent.
     (b) At any time after the initial execution and delivery of this Agreement to the Collateral Agent, the Trustee and the Noteholders, additional Persons may become parties to this Agreement and thereby acquire the duties and rights of being Pledgors hereunder by executing and delivering to the Collateral Agent a Joinder Agreement pursuant to the Security Agreement. No notice of the addition of any Pledgor shall be required to be given to any pre-exiting Pledgor and each Pledgor hereby consents thereto.
     (c) Except as expressly provided in (i) Section 5(f) with respect to certificated securities issued by Companies that are limited liability companies or limited partnerships, (ii) in Section 9 with respect to additional Pledgors, (iii) in Section 21 with respect to the release of Pledgors and Companies, and (iv) Section 8.1 of the Security Agreement with respect to reflecting the incurrence of Additional Secured Obligations (as defined in the Security Agreement) and the granting of Additional Pari Passu Liens (as defined in the Security Agreement), this Agreement may not be amended or supplemented except by a writing signed by the Collateral Agent and the Pledgors.

     21. Automatic Release of Related Collateral and Equity.
     At any time after the initial execution and delivery of this Agreement to the Collateral Agent, the Pledgors and their respective Pledged Collateral and the Companies may be released from this Agreement in accordance with and pursuant to Section 11.04 of the Indenture. No notice of such release of any Pledgor or such Pledgor’s Pledged Collateral shall be required to be given to any other Pledgor and each Pledgor hereby consents thereto.
     22. Counterparts; Telecopy Signatures.
     This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy or electronic (i.e., “e-mail” or “portable document folio” (“pdf”)) transmission to the Collateral Agent of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.
     23. Construction.
     The rules of construction contained in Section 1.02 of the Indenture apply to this Agreement.
     24. Collateral Agent Privileges, Powers and Immunities.
     In the performance of its obligations, powers and rights hereunder, the Collateral Agent shall be entitled to the privileges, powers and immunities afforded to it as Collateral Agent under the Indenture. The Collateral Agent shall be entitled to refuse to take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Agreement unless it has received with respect thereto written direction of the Issuer or a majority of Noteholders in accordance with the Indenture. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have no responsibility for the creation, perfection, priority, sufficiency or protection of any liens securing Secured Obligations (including, but not limited to, no obligation to prepare, record, file, re-record or re-file any financing statement, continuation statement or other instrument in any public office).
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Joshua C. Jones
	Name:	Joshua C. Jones
	Title:	Banking Officer

Pledgors:

K. HOVNANIAN JV HOLDINGS, L.L.C.

HERITAGE PINES, LLC

K. HOVNANIAN AT COBBLESTONE SQUARE
CONDOMINIUMS, L.L.C.

K. HOVNANIAN JV SERVICES COMPANY, L.L.C.

K. HOVNANIAN HOVWEST HOLDINGS. L.L.C.

HOVWEST LAND ACQUISITION, LLC

By:	/s/ David G. Valiaveedan
	Name:	David G. Valiaveedan
	Title:	Vice President Finance and Treasurer

SCHEDULE A
TO
PLEDGE AGREEMENT
Heritage Pines, LLC
K. Hovnanian at Cobblestone Square Condominiums, L.L.C.
K. Hovnanian JV Services Company, L.L.C.
K. Hovnanian HovWest Holdings, L.L.C.
HovWest Land Acquisition, LLC

SCHEDULE B
TO
PLEDGE AGREEMENT
None.

SCHEDULE C
Actions to Perfect
1.	With respect to each Pledgor organized under the laws of the state of California, the filing of a Uniform Commercial Code Financing Statement that reasonably identifies the Pledged Collateral with the California Secretary of State.

2.	With respect to each Pledgor organized under the laws of the state of Delaware, the filing of a Uniform Commercial Code Financing Statement that reasonably identifies the Pledged Collateral with the Delaware Secretary of State.

3.	With respect to each Pledgor organized under the laws of the state of North Carolina, the filing of a Uniform Commercial Code Financing Statement that reasonably identifies the Pledged Collateral with the North Carolina Secretary of State.

4.	With respect to each Pledgor organized under the laws of the state of Virginia, the filing of a Uniform Commercial Code Financing Statement that reasonably identifies the Pledged Collateral with the Virginia State Corporation Commission.